UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 13, 2006

FOLDERA, INC.

(Exact name of registrant as specified in its charter)

Nevada	333-118799	20-0375035
(State of other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

17011 Beach Blvd., Suite 1500

Huntington Beach, California 92647

(Address of principal executive office)

(714) 766-8700

(Registrant’s telephone number, including area code)

Expert Systems, Inc., 6900 E. Princess Drive #2176, Phoenix, Arizona 85054

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01              Completion of Acquisition or Disposition of Assets

Item 3.02              Unregistered Sales of Equity Securities

Item 5.01              Changes in Control of Registrant

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Item 5.03              Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

Item 5.06              Change in Shell Company Status

Item 8.01              Other Events

Item 9.01              Financial Statements and Exhibits

Item 2.01	Completion of Acquisition or Disposition of Assets.

The Merger Transaction

Pursuant to the terms of an Agreement and Plan of Merger dated as of February 6, 2006 (the “Merger Agreement”) by and among Expert Systems, Inc., (now known as Foldera, Inc.) (the “Company”), EXSI Acquisition Corp., a California corporation and a wholly owned subsidiary of the Company (“Merger Sub”), and Taskport, Inc., a California corporation (“Taskport”) the Company acquired Taskport. Taskport has developed a proprietary, web-based software system which is a free and easy way to use online service that combines email, instant messaging, shared folders, document management, calendar, contacts, and task management applications into one seamless interface. The acquisition took the form of a merger whereby Merger Sub merged with and into Taskport with Taskport surviving as a wholly-owned operating subsidiary of the Company (the “Merger”). The Merger was effective as of February 13, 2006, upon the filing of an agreement of merger with the California Secretary of State. After completion of the Merger the Company filed an amendment to its Articles of Incorporation changing its name to Foldera, Inc.

At the effective time of the Merger:

(i)              Each share of common stock of Taskport issued and outstanding immediately prior to the effective time of the Merger was converted into and became one (1) share of the Company’s common stock; and

(ii)             Each option, warrant and right to acquire Taskport Common Stock that was outstanding immediately prior to the effective time of the Merger was assumed by the Company and became an option, warrant or right, as the case may be, to acquire, on the terms and conditions as were applicable under such option, warrant or right, the same number of shares of the Company’s common stock as the holder of such option, warrant or right would have been entitled to receive pursuant to the Merger had such holder exercised such option, warrant or right in full immediately prior to effectiveness of the Merger (not taking into account whether such option, warrant or right was in fact exercisable at such time).

As a result of the Merger, the Company issued (i) an aggregate of 22,828,430 shares of common stock to the former holders of Taskport common stock, (ii) options to purchase an aggregate of 2,225,000 shares of the Company’s common stock to the former holders of Taskport options, (iii) warrants to purchase an aggregate of 1,467,391 shares of the Company’s common stock to the former holders of Taskport warrants, and rights to purchase up to an aggregate of 275,000 shares of the Company’s common stock to the former holders of rights to purchase Taskport common stock.

In connection with the Merger, the Company agreed to or assumed obligations that require the Company to register shares of its common stock (i) held by certain former holders of Taskport Common Stock and (ii) issuable upon exercise of warrants issued by the Company in the Merger. The registration rights applicable to certain former holders of Taskport common stock are contained in the form of Registration Rights Agreement filed herewith as Exhibit 10.1. The registration rights applicable to certain former holders of Taskport warrants are contained in the form of Managing Dealer Warrant Agreement filed herewith as Exhibit 10.2.

The registration rights granted to certain former holders of Taskport common stock who now own an aggregate of 6,300,475 shares of the Company’s common stock (the “Registrable Shares”) as a result of the Merger require that by April 10, 2006 (the “Target Filing Date”) the Company will file with the Securities and Exchange Commission (the “Commission”) a registration statement (the “Registration Statement”) registering the Registrable Shares for resale. In the event the Company fails to file the Registration Statement by the Target Filing Date, such stockholders will be entitled to receive a number of additional shares of the Company’s common stock equal to 1% of the Registrable Shares for each day following the Target Filing Date until the Registration Statement has been filed with the Commission.

As a condition to completion of the Merger, an aggregate of 12,860,100 shares of the Company’s common stock that were outstanding immediately prior to the Merger were repurchased by the Company from certain stockholders and cancelled. As a result of the repurchase and cancellation of the 12,860,100 shares, the Company had 2,139,900 shares of common stock outstanding immediately prior to the Merger.

The Merger represents a change in control of the Company inasmuch as more than 50% of the Company’s issued and outstanding common stock on a post-Merger basis is now held by the former holders of Taskport common stock. Immediately after the Merger, there were 24,968,330 shares of the Company’s common stock outstanding. The 22,840,930 shares issued to the former holders of Taskport common stock represents approximately 91.4% of the Company’s common stock outstanding immediately after the Merger.

The Merger Agreement is filed as Exhibit 2.1 to this report. The foregoing description of the Merger Agreement and the transactions contemplated thereby do not purport to be complete and is qualified in its entirety by reference to the Merger Agreement.

Reference herein to “we”, “us”, “our company”, “our” or the Company shall mean Foldera, Inc. and Taskport, Inc. collectively unless the context otherwise requires.

Description of Business of Taskport

Organizing Chaos and Information Overload

Businesses are being bombarded with information.

Billions of emails, instant messages and documents are being transmitted and received each day in a disorganized way. Workers are feeling increasingly frustrated and overwhelmed with the burden of manually sorting, prioritizing and organizing this mountain of information. Compounding the problem is that much of the information is being trapped in disconnected, single-purpose applications such as email and instant messaging services or on disparate laptops and personal computers. Isolating information in this fashion makes it even more difficult and time consuming for users to organize, find and access their information when and where they need it.

The company believes there is large global demand for a solution that relieves workers of the burden of organizing their information manually and puts an end to this information chaos. We think that traditional stand-alone applications like email, calendaring and instant messaging are simply features of a new, more powerful and integrated product.

We call this product Taskport.

Taskport- A Productivity Solution for Small and Midsized Business’s

Taskport is the free and easy to use web-based Organizer and Messaging/Collaboration Service that organizes your email, instant messages and documents while you work.

The Taskport productivity suite for businesses combines email, instant messaging, a document manager, a task manager, a calendar, a contact manager, an organizer and sharable Activity Folder applications into one seamless interface, available with a single login from any web browser. Taskport has the unique ability to automatically sort and file your sent and incoming email, instant message dialogs, documents, tasks and events into folders, on a project-by-project basis, while you work. This means that our members will never have to toggle between disconnected applications or manually sort and file their information into traditional folders ever again.

Any business can sign up online and create a free account, and invite an unlimited number of employees, consultants, teams or other members to use the Taskport feature set in just a few minutes.

Product Overview

This is how Taskport works:

The company utilizes its own proprietary technology to invert the sorting and filing paradigm. This means that Taskport does the sorting and filing, not our members. And, we do it while our members perform their work activities, not afterwards, as they do now.

We accomplish this by placing project specific Activity Folders at the center of a collaboration effort, not an unfiltered email inbox. With Taskport, our members still use email, but now they access their email application, and other applications, from within shared Activity Folders, with each Activity Folder dedicated to a distinct project. This unique feature enables our members to communicate and share information with others within the context of a specific project or activity, while automatically sorting and filing their information as they work.

For example, each Activity Folder groups together, in chronological order, all of the email (sent and received), instant messaging dialogs, comments, tasks, documents and calendar events related to that specific project or activity. These records are live files that can be opened, edited, shared and then saved again.

New information is instantly organized and available to all entitled members in one centralized location on the internet. With Taskport, communications are more efficient and effective, and information sharing is faster, easier and more reliable than when using disconnected, single-purpose applications and traditional email without Taskport. By using Taskport’s organization, messaging and collaboration system, business teams are always kept up to date, and working more productively on a parallel basis, saving time and potential confusion within the business.

Businesses can be up and running and fully coordinated on Taskport, in minutes, with our easy-to-use web interface. Taskport also enables businesses to add additional team members and to sign up for additional data storage should the need arise. From a member’s perspective, there is no hardware to buy, there are no downloads, no patches, no upgrade cycles, no IT resource involvement for set up or maintenance, no long-term contracts and the basic service is free. Because the Taskport product offering is browser-based, we anticipate that members will require very modest training in order to effectively utilize our product.

The Taskport Feature Set

The Taskport application includes the following key features:

Activity Folders-Taskport Activity Folders are similar to the folders you already use in your email application or on your pc, but with two key differences.

1) With traditional email or pc folders, you work with email, instant messaging and documents first, and then you sort your information and file it into folders afterwards, by hand. Taskport inverts the “work first, then file” paradigm. Here’s how. With Taskport Activity Folders, you launch your email, instant messaging, document management and other applications from within each Activity Folder. Then, the Activity Folder files the new information as you create it and in real time. For example: Sent email is saved within the Activity Folder that the sent message originated, not just an undifferentiated sent folder containing email related to dozens of projects and activities. The incoming reply to that message is filtered back into the Activity Folder from which the message originated. This means that our members can view a chronological log of every sent and received email, IM dialog, document, task and event related to each specific project or activity, all in one centralized location on the internet. Taskport, members will never have to waste time performing inbox triage or search for a critical email in a sent mail folder ever again.

2) The folders on your pc are not easy to share and are generally unavailable when you are away from your pc. In contrast, Taskport Activity Folders are available at anytime from wherever you are using any web browser connected to the internet. Our members can easily share specific information within a Activity Folder or an entire Activity Folder with others. Activity Folders can be marked private, and only you will have access, or they can be marked public so that others may gain access.

Activity Folders keep project teams, email, instant message dialogs, tasks, calendar events and documents related to one project separate from the project teams and information related to other projects. Businesses create an Activity Folder for each of their projects or activities. Members may create as many Activity Folders as they like, and label them however they want. Activity Folders are a powerful way to manage multiple projects, teams, applications and information from a single interface.

Email - Our email is web-based, so our members can access their email at work, at home or while on the road. Our members launch their email application from within each Activity Folder. Sent and incoming emails are automatically and chronologically sorted, and filed into the Activity Folder from which the email originated. Our email application enables teams to communicate in the context of a specific project or activity.

Instant Messenger (IM) - Chat with MSN Messenger, Google Talk, AOL Instant Messenger (AIM) and Yahoo Messenger buddies. Our members launch their Instant Messenger application from within each Activity Folder. Instant message dialogs are organized by project, chronologically in Activity Folders. Our instant messaging application enables teams to communicate in the context of a specific project or activity.

Document Manager - Our members launch their Document management application from within each Activity Folder. Documents, and versions, are organized by project, chronologically in Activity Folders. The Taskport document manager includes online document sharing, secure storage, version control, comments and locking features.

Task Manager - Our members launch their Task management application from within each Activity Folder. Tasks are organized by project, chronologically in Activity Folders. Members can track what’s due when, see what got done, make comments about their progress, view, delegate and edit tasks. Members can instantly view the tasks that they delegated to others or the tasks that others have delegated to them, all on a project-by-project basis.

Calendar - Our members launch their Calendar application from within each Activity Folder. Calendar events are organized by project, with sharing, invitation/subscription and busy/free.

Contact Manager - With contact sharing, comments and private notes.

Comments Tool - Engage in discussions or track personal notes regarding each task, event, document and contact in your Taskport.

Address Book Import - Easily import your address book from Outlook, Lotus Notes, Gmail, Yahoo Mail and Hotmail.

Sharing Manager - Our members can decide what others can see and do with the information they create and upload into their Activity Folders.

Reliability - 99.999% of uptime.

Security/ Disaster Recovery - Our member’s information is safe and secure in our data center.

Ease Of Use - Taskport is browser based, and has an intuitive and easy-to-use interface.

No Risk - No credit card is required to begin using Taskport.

Anti Spam/Anti Virus Protection - To help ensure the integrity of your information.

Encryption - No one can view our member’s information as it travels over the internet.

No Downloads - Taskport will not interfere with your computer or tie up critical computer memory to store the Taskport application.

No Hardware or Software To Buy - Because Taskport is web-based, the application is accessed through the internet and resides on servers at our data center.

No IT Department/No Complexity - A Taskport can be set up by non-technical personal in just a few minutes so that no member corporate IT resources are required to oversee the Taskport installation or to be involved with ongoing maintenance.

Web Based - Our members can access their email, instant messenger, documents, tasks, calendars, teams and other information at anytime, from wherever they are, from any computer connected to the internet.

No Annoying Banners or Popup Ads - The company carefully screens content to ensure that no banner ads or popups interfere with members utilization of the Taskport product suite.

No Spyware - The company carefully filters content to ensure that no Spyware interferes with the Taskport product suite.

Online Storage - Each account comes with 250MB of free storage. If that’s not enough, then our members can purchase additional storage from the company.

Unlimited Members - Our members may invite as many new members into their accounts as they like.

Import/Export - Our members may import/export their data to/from their Taskport whenever they like.

Status Notifications - Members can instantly find out what’s new at work, and on a project-by-project basis.

Personal Preferences - You can personalize your Taskport to the way you work, not the other way around.

Work Prioritizer - View critical work first.

No More Inbox Triage - Your email is automatically sorted and categorized. Taskport adds structure to unstructured information.

Branding - Our members can easily customize their Taskport with their logo and colors.

Compatibility - Our members can access their Taskport using Internet Explorer, Firefox, Safari and Opera Browsers.

Support - Our online help center is always available for free. Phone support is available on a per incident basis.

Immediacy – Members can be up and running in minutes.

Affordability - Taskport is a free service.

The Benefits of Using Taskport

With Taskport, you can:

Integrate

With Taskport, your email, instant messenger, document manager, task manager, contact manager and calendar applications are all combined into one seamless interface, and are accessible with a single login.

•	No more toggling between disconnected, single-purpose applications in a disorderly fashion
•	Eliminates information islands - No more lost or trapped data
•	Centralizes your teams, projects, activities, communications and information exchanges
•	Hypertask and effortlessly manages multiple projects, teams and applications from a single interface
•	Integrated Google search - Conduct Google searches right from within your Taskport

Organize

Taskport automatically sorts and files sent and received email, instant message dialogs, tasks, documents and calendar events into Activity Folders on a project-by-project basis while you work. This means that our members will never have to sort and file information into traditional folders ever again.

•	Saves time and increases productivity
•	Instantly locates what you need to do your work
•	Organizes project information automatically, proactively, chronologically and in real time
•	Keeps information synced between work and home
•	Always have the latest information at your fingertips
•	Less hassle - No more prioritizing, sorting or filing anything into traditional folders ever again
•	View critical information first - No more inbox triage

Communicate

Taskport makes it possible to exploit email and instant messaging applications within the context of a single business project or activity, so every exchange or communication made in the execution of an activity is grouped together, live, in one centralized place.

•	Eliminates inbox and sent folder triage
•	Sends and receives email and conducts instant message dialogs in the context of your projects and activities
•	Communicates more effectively and efficiently with clearer objectives and priorities
•	Makes comments in the context of specific documents, tasks, events and contacts, so nothing falls through the cracks
•	Enforces group memory for your teams and projects, so members can see how decisions were made
•	Saves money by reducing meeting and travel time
•	Fewer face-to-face meetings are necessary
•	Makes fewer costly mistakes
•	A member can see who is online and get the answers they need
•	Stays connected to others
•	Reduces email and phone tag

Share

Taskport captures, in live object form, all of your team’s instant message dialogs, the documents you create and share, the tasks you delegate and the calendar events you create. These objects can be reopened, shared, edited, copied and saved at will.

•	Personal Activity Folders keep your private information separate from your public, shared information
•	Activity Folders keep information related to one project or activity separate from information related to other projects and activities
•	You decide what others can see and do with the information that you create
•	Work better together
•	Get something across to everyone at the same time
•	Works together virtually with others on activities and projects as if you were in the same physical location
•	Shares documents in the context of specific projects and activities
•	Shares projects and activities with others outside the business

Access

Stay connected to your work, teams, applications and information at anytime, from wherever you are, in one centralized location on the web

•	Taskport enables teams to work together virtually on documents, tasks and calendar events –as if they were in the same physical location
•	Works across firewalls
•	Access your Taskport from the Internet Explorer, Firefox, Safari and Opera Browsers.

Notify

Instantly notify others and receive notifications every time something changes, on a project-by-project basis, ensuring that your team is informed and up to date, and in sync effortlessly.

•	Increases efficiency - Because everyone on your team has the applications, teams and information they need at their fingertips, in one centralized location on the internet
•	Gets the latest information and make better informed decisions
•	Gets work done faster - Respond to issues quicker and make fewer costly mistakes

Manage

Manage multiple projects, teams and applications from a single interface

•	Manages the lifecycle of each document
•	Delegates tasks and tracks them to completion
•	Effortlessly sets meetings and conference calls
•	See all of your projects and related teams at a glance
•	Manages relationships across company boundaries
•	Effortlessly manages a greater volume of information, enabling members to get more done in less time
•	Easily adds, substitutes and deletes team members with just one click - This is a great way to get new members up to date quickly
•	Effortlessly sets controls on your member’s ability to author, read and delete pages and access specific Activity Folders or information
•	Instantly invites new members to your workgroup’s Taskport via email

Archive

Backup your critical information as it is created. Keep everything private and secure, in real time

•	Generous 250MB storage, per account
•	When disaster strikes, member information is safe and secure
•	It’s your information; get your information out of Taskport as easily as you put it in
•	Enforced team memory - Taskport enables an online paper trail for each project or activity
•	Get a new member of the project team up to speed quickly

Personalize

Personalize your Taskport to work the way you work

•	Customize the branding of your login page and project the image of success
•	Your logo, colors and brand
•	Custom views
•	Custom settings

Secure

Your information is encrypted, so it is safe and secure as it travels over the internet

•	Integrated spam and spim filtering
•	Virus scanning
•	Private and Secure - Your information is backed up in real time
•	Peace of mind that comes with knowing that your critical information is safe and secure in our data center

Simplify

Taskport is a simpler way of getting everyone together

•	Browser based access to your projects, activities, workgroups, applications and information from wherever you are
•	Easy to use - No training
•	World class customer care - Get answers 24 hours a day, 7 days a week
•	Save time - No more sorting and filing information into traditional folders by hand
•	Nothing to download - Taskport won’t change anything on your Mac or PC
•	No hassle and no complexity - Be up and running in minutes
•	No hardware or software to buy or maintain
•	No long-term contract - Cancel whenever you want
•	Easily import your address book from Outlook, Hotmail, Yahoo mail and others
•	No credit card - No commitment
•	No upgrade cycle - You always have the latest version
•	No IT staff needed to setup and run your Taskport
•	Save money - On overnight shipping, travel, paper, fax and postage
•	Work with familiar applications that you already know how to use

Market Research

According to a recent Grant Thornton Research study, a leading firm of chartered accountants, management consultants and other professional advisers, the average business owner spends an hour and a half each day processing email. Further, a Palo Alto Research Center Study by Bellotti and Ducheneaut indicated that employees spent 10% of their time filing messages and about 8% of their time searching to find the messages they need to do their jobs. This means that the typical information worker wastes more than two hours each week searching, sorting and filing information.

The messaging/collaboration segment of the global software market is large, rapidly growing and undergoing a shift away from “on premises” providers to “hosted providers” like Taskport. In 2004, according to Radicati Group, a consulting group founded in 1993 to provide market research on the messaging and collaboration market, “revenue in the corporate Messaging and Collaboration Software segment expanded by nearly 10% to roughly $2.85 billion.” Additionally, “during 2004, the number of e-mail users increased by over 22%, to 1.1 billion global mailboxes,” according to Radicati Group.

In a consumer survey conducted during 2004 by Harris Interactive(R) Inc., a leader in internet-based market research, among U. S. adults who regularly use a computer at work, 78% said they would use a collaboration technology, such as electronic workspaces, shared calendars and shared task lists, if their company implemented it. Nearly half of those surveyed said they would like a collaboration technology to centrally track, store and retrieve information related to projects and team activities. Additionally, 28% said that using the right collaboration tools at work would save them up to five hours each week.

Industry Overview

We intend to participate in two large industry segments: the messaging and collaboration portion of the software market and the search-based advertising market.

The Messaging and Collaboration Software Market

The messaging/collaboration software segment is comprised of “on premise” software providers and “hosted service” providers. Microsoft Corporation and IBM (International Business Machines) currently dominate the “on premise” messaging market, accounting for roughly 55% of all mailboxes. According to Radicati Group, Microsoft’s market share was 31% in 2004 (and is projected to grow to 33% in 2008), while IBM had a 24% share of the market in 2004 (which is forecast to decline to 17% in 2008).

The Radicati Group is forecasting that the fastest growing segment of the Messaging and Collaboration software market will be for “hosted services.” This is expected to lead to a flat to declining market for the “on premise” portion of the market, with a continuation of the trend toward outsourced and hosted email solutions. Radicati Group projects that over one-third of all companies would outsource their email solutions to hosting service providers in 2005, up significantly from the 9% that was outsourced in 2002, 18% in 2003 and 30% in 2004. Taskport is a hosting service provider.

The Search-Based Advertising Market

A growing trend on the internet is the proliferation of free services that utilize advertising revenues as their primary source of income. For example, numerous companies such as Google.com, Ask.com, Myway.com, Technorati.com, Weather.com, AOL.com, Yahoo.com, MSN.com, and Blogger.com utilize similar ad supported models.

According to eMarketer, Inc., and depicted in the following table, paid search is expected to grow faster than any other sector of online advertising, increasing from $3.9 billion in 2004 to $6.7 billion in 2008.

We intend to integrate a paid search feature into each page of our online service and we expect to derive a substantial portion of our revenue from this feature. We have selected Google’s “AdSense for Search” program to capitalize on Google’s popularity with internet searchers. Google leads the U.S. Internet search industry with a 47.3 % share of all queries, according to Nielson Net Ratings, followed by Yahoo at 20.9% and MSN-Microsoft at 13.6%. An average of 3.8 billion searches were conducted monthly during 2004, according to ComScore Networks, with each searcher entering an average of 35 searches per month. In a July 2004 study, Nielson/NetRatings reported that the growth in demand for paid search advertising was outpacing growth in web page supply, leading to higher prices for search-related advertising.

According to Jupiter Research, the average cost per click was $0.29 in 2003 and $0.36 in 2004 and was forecast to reach $0.40 in 2005 and $0.42 in 2006. Of greater significance to our business model, according to a December 2004 report from Majestic Research, based on proprietary ComScore Networks data, the average cost per click for Google AdWords is already $0.54. Jupiter Research also indicates that one out of seven search queries results in a click on paid listings.

Further underscoring our belief that search-related revenue opportunities are significant, according to a Forrester Research survey (July 2005), 84% of marketers planned to increase US online ad budgets in 2005. In order to fund an increase in online spending in 2005, almost half the marketers planned to decrease spending in traditional channels, including magazines, direct mail and newspapers. Most marketers see traditional channels becoming less effective over the next several years and, given the pressure they face to make every dollar count, we believe marketers will shift spending to channels they believe will be more effective. Forrester projects the online Marketing and Advertising market will reach $26 billion by 2010.

Target Audience-The SMB Market

We intend to target the small-to-mid-sized business (“SMB”) marketplace for Taskport. According to The Small Business Administration, there are approximately 22.9 million small businesses in the United States alone. Small businesses provide approximately 75% of the new jobs added to the economy and employ 50.1% of the private sector’s workforce. According to Gartner, worldwide business spending on IT will exceed $2 Trillion in 2005. Taskport believes that the complexity and high cost of ownership of messaging and collaboration software has prevented small businesses from deploying this type of software in the past.

Revenue Model

We anticipate generating revenue from two primary sources: the up-selling of Premium Services and Paid Search Advertising. Premium Service revenue is derived from the sale of extra storage, vanity email domain hosting, custom branding and technical support by phone. Paid search revenue is derived each time a Taskport member uses the embedded Google search box and then clicks on an ad of an advertiser in the Google network.

According to Majestic Research, searchers click on ads 17% of the time they search, or one for every six searches, and the average revenue generated per click is $0.54. We project that each Taskport business account will have an average of 25 members.

Sales of Premium Storage

Our basic account will include 250MB of free storage. We expect to up-sell a small portion of our basic accounts to our premium storage package. We project that storage revenue will increase over time as members store more information each year.

MX Record E-mail Hosting

Each basic Taskport account will include a standard Taskport email domain, for example:

jdoe@yourcompanyname.taskport.com. We will also offer to host a vanity email domain name for each account. Vanity email domains, such as jdoe@yourcompanyname.com, are available for an additional one-time charge of $100. We anticipate that a small portion of our accounts will upgrade to a vanity e-mail domain name.

Custom Branding

Taskport enables its users to easily upload their logos and to select a color scheme that matches the look and feel of their marketing website. Branding assistance will be available for a one-time charge of $100 and we project that a small portion of our accounts will ask for assistance in customizing the branding of their Taskport.

Premium Tech Support

Taskport has a free and easy to use help trail embedded throughout its application. We project that a small portion of our accounts will require additional technical support assistance. Technical phone support will be available for $30 per incident. We intend to outsource our technical support operation.

Paid Search Revenue

Google has a recognized and well established program for publishers like Taskport, which seek to monetize their traffic and web content. The program is called AdSense for Search. We intend to integrate this Google search feature into each page of our online application. Google AdSense combines Google’s search technology with thousands of keyword advertisers to deliver targeted text-based ads to search result pages. People find these ads useful and click on them and, when they do, Google shares a portion of the revenue with the web publisher.

Rollout Strategy and Timetable

Following four years of system development, we intend to launch our service in the first quarter of 2006.

Network Marketing and Distribution Strategy

To quickly and cost-effectively introduce Taskport to the global marketplace, we intend to give Taskport away for free and utilize a grassroots network marketing approach modeled after several other successful web-based technology product launches. For example Hotmail (and others, including Myway, Skype, Firefox, MySpace Friendster, Flickr, Facebook, Orkut and Linkedin) have used this Marketing and Distribution strategy successfully, obtaining millions of members in a very short period of time.

Taskport believes that when people discover a remarkable online service, they like to tell their friends and business associates about it, who, in turn, tell others through word of mouth or email communications. This network marketing approach served as the foundation for the roll out of Hotmail. While Taskport’s roll out will be modeled after Hotmail’s, we can offer no assurances that the market will similarly receive our product.

Taskport believes that the money that would have otherwise been spent on advertising our product will be better used in making our application as feature rich and user friendly as possible. We believe that satisfied members are more apt to tell their friends and spread the word about Taskport, giving us free network-enhanced word-of-mouth advertising. In effect, we anticipate that our customers will become our advertising advocates. For example, MySpace, which was launched in late 2003, gave musicians free web sites on which to post their songs and allowed fans to build their own web pages in order to connect with like-minded enthusiasts. “MySpace never spent money on advertising and now has 22.5 million users,” according to an Aug 1st, 2005 Newsweek article. In July of 2005, MySpace was sold to News Corp for $580 Million Dollars.

Our free and frictionless self service sign-up model is expected to remove the pricing barrier that has prevented most small-to-medium sized businesses from owning similar software in the past. We believe this pricing strategy will help us gain market share faster than if we charged a higher price for our software and spent more on sales and marketing initiatives.

Initially, we will attempt to engage the interest of bloggers and technology enthusiasts (i.e. people who are fundamentally committed to new technology). As such, they are typically the first customers for anything that is truly brand new in the technology marketplace. From a marketing point of view, technologists exercise great influence over, and act as gatekeepers of, the rest of the technology product life cycle. If they reject a product, no one else will give the product a second chance. An additional benefit to courting this group is that they are typically very vocal and active in assisting technology companies in shaping their products and in disseminating product information and attributes to the broader market.

Because of our limited ability, at least initially, to meet the expected heavy demand for Taskport accounts, we intend to limit the number of accounts an existing Taskport account can refer to others but we will not restrict the number of members that can be signed up within an existing account. The purpose of this strategy is twofold. First, it enables us to meet demand and scale the application in a responsible way. Second, by making prospective early adopters line up for access and having them wait before they are granted membership, we will further enhance the sense of entitlement and community members will feel when they have been admitted. For example, this strategy was utilized effectively when Google launched their email product called gmail.

Ongoing Improvements – Taskport’s Technology Roadmap

Our mission is to create the best web-based Organizer and Messaging/Collaboration service in the world.

In pursuit of that mission, we intend to rapidly respond to ongoing customer feedback and feature requests. Here are just a few items on our product roadmap:

Offline Content Synchronization

This feature will enable members to work within their Taskport application when an internet connection is unavailable. This is possible using our proprietary web folder technology that establishes a local version of Taskport on a member’s local personal computer. All of a member’s offline information will then be uploaded and synced up to the online information the next time the member logs into his or her Taskport over the internet.

Wireless Access

This feature will enable our members to access their Taskport from any wireless device. For example, if a member is away from the office, the member will be able to remotely access, check and respond to email, obtain the phone numbers of their contacts and review, edit and share documents.

Enterprise Server Solution

Taskport’s primary focus will be on small-to-midsized businesses, but we anticipate that some large enterprises will want their own, on-premises version of the Taskport application. For this reason, we intend to create a Taskport enterprise server solution which will include a preconfigured Dell server(s) with a private version of the Taskport application to be hosted in the enterprise’s infrastructure, rather than on our servers.

The Taskport Software Development Kit (SDK)

This tool will enable outside developers to expose their applications from within the Taskport framework. For example, a real estate company may want to expose Multiple Listing Service (MLS) home listing data into the Taskport being used by their real estate agents. The Taskport SDK will make this possible by allowing outside developers to customize the application to suit their particular purpose.

The Taskport API

We intend to enable other software developers to expose Taskport within their applications. These experiments, often referred to as “mashups,” have yielded significant product extensions for Google, Flickr and numerous other technology companies.

Audio and Video Conferencing

These features will enable our members to conduct voice and video conferences from within the shared Activity Folder framework. We envision that these services will be sold on a monthly subscription basis.

Expansion of the Integrated Toolset

We intend to add voice over internet protocol (VOIP) telephony, fax service and a photo organizer into our shared Activity Folder framework.

Expanding Verticals

In the future, we intend to customize the application for specific vertical industries. For example, we plan to create a version suited to contractors, engineers, consultants, architects, developers, project managers, students and many other potential operations.

Patents and Intellectual Property

We regard our organizer and messaging/collaboration software solution as proprietary and rely primarily on a combination of copyright, trademark and trade secret laws of general applicability, employee confidentiality and other intellectual property protection methods to safeguard our technology, processes and system. There can be no assurance that these protections will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology.

We filed a U.S. Provisional Patent Application Serial No. 60/517,271, with the US Patent and Trademark Office on November 4, 2003. The following is an abstract taken from the application. “Taskport is a scalable and reliable collaborative software application that provides an information hub that serves as a single portal to using applications in an aggregated, collaborative manner, thereby eliminating the need for constant transmission / reception of information to achieve collaboration, is presented. The present invention creates a portal for all entities, and enables access, storage, sharing, and response to related information from anywhere at anytime on any access unit in a collaborative and collective methodology. The present invention also provides object-based security and object-based threaded discussion sessions for all objects generated by the various applications.” There can be no assurance that our patent application will result in any patent being issued to us or, if issued, that any patent claims will be of sufficient scope or strength to provide any meaningful competitive advantage to us. In addition, any patent may be challenged, invalidated or circumvented and any right granted thereunder may not provide meaningful protection to us.

Our intellectual property also includes the copyrighted source code for the Taskport application. We also own the registered trademark for the Taskport system name.

Additionally, we own the following service marks:

•	Group Information Manager
•	Group Information Organizer
•	Group Information Collaborator

We also own the word mark-Taskport- (serial number 78367135).

We rely upon our efforts to design and implement improvements to our Taskport system to maintain a competitive position in the marketplace.

Company Information

Our company’s corporate headquarters are located at 17011 Beach Blvd., Suite 1500, Huntington Beach, California 92647 and our telephone number is 714-766-8700. Our company’s web site is located at www.taskport.com. Information on our company’s web site is not part of this document.

Employees

We have 35 employees and 15 independent contractors as of the date hereof. None of the employees is covered by a collective bargaining agreement and our management considers relations with employees to be good. All employment is on an “at will” basis.

Description of Property

We lease approximately 17,000 square feet of office space in Huntington Beach, California to house our administrative, marketing, system development and technical support operations. We pay approximately $29,000 per month in rent under this lease, which expires in December, 2010.

Legal Proceedings

We are not currently involved in any material legal proceedings.

Cautionary Note Regarding Forward-Looking Statements

This report contains certain statements that are “forward-looking statements” under Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended, and includes, among other things, discussions of our business strategies, future operations and capital resources. Words such as, but not limited to, “may,” “likely,” “anticipate,” “expect” and “believes” indicate forward-looking statements.

Forward-looking statements are included in the section of this report entitled “Description of Business.” Although we believe that the expectations reflected in such forward-looking statements are generally reasonable, we cannot assure you that such expectations will ultimately prove to be correct. Generally, these statements relate to our business plans and strategies, projected or anticipated benefits or other consequences of market conditions and opportunities, business plans or strategies, projections involving anticipated revenues, expenses, projected future earnings and other aspects of operational results. All phases of our operations are subject to a number of uncertainties, risks and other influences, most of which are outside our control, and any one or combination of which could materially and adversely affect the results of our operations, and also, could affect whether any such forward-looking statements contained herein ultimately prove to be accurate. Important factors that could cause results to differ materially from our current expectations are summarized in the section captioned “Risk Factors” immediately following.

Risk Factors

We are in an early stage of development and have a limited operating history.

We are in the early stage of development, and have only a limited operating history on which to base an evaluation of our business and prospects. In addition, our operations and development are subject to all of the risks inherent in the growth of an early stage company, including a limited operating history. We may not succeed given the technological, marketing, strategic and competitive challenges we will face. The likelihood of our success must be considered in light of the expenses, difficulties, complications, problems, delays and inherent risks frequently encountered in connection with the growth of a new business, the continuing development of new technology and the competitive environment in which we operate. Such risks include acceptance by users in an evolving and unpredictable business environment, the lack of a well developed brand identity and the ability to bring our product to market on a timely basis. We have not generated any revenues to date, and there can be no assurance that we will be able to successfully develop our web-based messaging and collaboration service and penetrate our target market. We sustained net losses of $1,134,387 and $2,591,239 for fiscal years ended December 31, 2003 and 2004, respectively, and as of December 31, 2004, we had an accumulated deficit of $202,999. For the nine month period ended September 30, 2005, we incurred a net loss of $432,183 and our accumulated deficit as of such date was $2,325,816. Further, it is likely that significant losses will be incurred through at least the end of 2005 and possibly through 2006 and beyond, as we incur significant expenses associated with the further development and commercialization of our web-based messaging and collaboration service. No assurance can be given that we will ever generate significant revenue or have profits.

We have not yet launched our Taskport service into the general marketplace and there is no assurance of successful marketing.

We have not launched our Taskport service into the general marketplace and there can be no assurance that our product will be accepted by the marketplace. If the marketplace finds any or all of Taskport’s product unacceptable, we will be required to make potentially time consuming and costly changes to its application, which may further delay the general rollout of the service. Such delays would deplete our financial resources and would have a material adverse effect on our business, results of operations and financial condition.

We face competition from other internet companies, including web search providers, internet advertising companies and destination web sites that may also bundle their services with internet access.

We face competition from other messaging and collaboration service providers, including companies that are not yet known to our management. We compete with internet companies, particularly in the areas of email and instant messaging, and we may also compete with companies that sell products and services online because these companies are attempting to attract users to their web sites to search for information about products and services. Many of our competitors have more employees and cash reserves than we have. Many of our competitors also have longer operating histories and more established relationships with customers and can use their experience and resources in a variety of competitive ways against us, including by making acquisitions, investing more aggressively in research and development and competing more aggressively for advertisers and web sites. Some of our competitors may have a greater ability to attract and retain users than we do due to their broader range of content, products and services. If our competitors are successful in providing a similar or better messaging and collaboration application compared to our application or are able to leverage their platforms to make their services easier to access, we could experience a significant decline in user traffic. Any such decline in traffic could materially and adversely affect our revenues and potential profitability.

We also compete with destination web sites that seek to increase their search-related traffic. These destination web sites may include those operated by internet access providers, such as cable and DSL service providers. Because our users will need to access our services through internet access providers, our users will have direct relationships with these providers. If an access provider or a computer/computing device manufacturer offers online services that compete with our services, the user may find it more convenient to use the services of the access provider or manufacturer than those of Taskport. Additionally, the access provider or manufacturer may make it difficult to access our services by not listing them in the access provider’s or manufacturer’s own menu of offerings. Also, because the access provider gathers information from the user in connection with the establishment of a billing relationship, the access provider may be more effective than us in tailoring services and advertisements to the specific tastes of the user.

Finally, there has been a trend toward industry consolidation among our competitors, and smaller competitors today may become larger competitors in the future. If our competitors are more successful than we are at generating traffic, any resulting decline in traffic could materially and adversely affect our revenues and profitability.

If we do not continue to innovate and provide products and services that are useful to users, we may not remain competitive and our revenues and operating results could suffer.

Our future success depends on providing products and services that people use for a high quality internet experience. Our competitors are constantly developing innovations in messaging, collaboration and online advertising. As a result, we must continue to invest significant resources in research and development in order to enhance our messaging and collaboration technology and our existing products and services. Additionally, we will have to consistently introduce new high quality products and services that people can easily and effectively use. If we are unable to ensure that users and customers have a high quality experience with our products and services, then these customers may become dissatisfied and move to competitors’ products. Moreover, if we are unable to predict user preferences or industry changes, or if we are unable to modify our products and services on a timely basis, we may lose users, with any resulting decline in traffic potentially having a material and adverse affect on our revenues and profitability.

Our future operating results may also suffer if innovations are not responsive to the needs of our users, are not appropriately timed with market opportunity or are not effectively brought to market. As messaging and collaboration technology continues to develop, our competitors may be able to offer results that are, or that are perceived to be, substantially similar or better than those generated by our services. This may force us to expend significant resources in order to remain competitive.

We expect to generate a significant portion of our revenue from advertising and any reduction in advertising spending (and resulting loss of advertising revenue) could seriously harm our business prospects.

We expect to generate a substantial portion of our revenues from Google’s “AdSense for Search” integrated search advertising. Google’s advertisers can generally terminate their contracts at any time. Google’s advertisers will not continue to do business with Google or us if their investment in advertising does not generate sales leads and, ultimately, customers.

We anticipate relying on our participation in Google’s AdSense Program, which can be easily joined using Google’s automated sign-up process, for a significant portion of our revenues. If we were to lose this relationship with Google, it could have a material and adverse affect on our revenues and profitability.

We may be unable to effectively manage our anticipated growth.

If we are unable to effectively manage our anticipated growth, our business and operating results could be harmed and we may have to incur significant expenditures to address the additional operational and control requirements of this growth.

We may also experience rapid growth in our headcount and operations, which may place significant demands on our management and operational and financial infrastructure. If we do not effectively manage our growth, the quality of our products and services could suffer, which could negatively affect our brand image and operating results. To effectively manage this growth, we will need to continue to improve our operational, financial and management controls and our reporting systems and procedures. These systems enhancements and improvements will require significant capital expenditures and allocation of valuable management resources. If the improvements are not implemented successfully, our ability to manage our growth will be impaired and we may have to make significant additional expenditures to address these issues. Our failure to manage growth effectively could have a material adverse effect on our business, results of operations and financial condition.

Our business prospects depend on our ability to develop a strong brand image and identity.

We believe that the creation of a brand identity will significantly contribute to the success of our business. We also believe that maintaining and enhancing the “Taskport” brand are critical to expanding our base of members. Maintaining and enhancing the brand may require us to make substantial investments and these investments may not be successful. If we are unsuccessful in our efforts to initially obtain, then promote and maintain the “Taskport” brand, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially and adversely affected. We anticipate that, as the web-based market for collaborative systems becomes increasingly competitive, initiating, maintaining and enhancing our brand may become increasingly difficult and expensive. Initiating, then maintaining and enhancing our brand will depend largely on our ability to be a technology leader and to continue to provide high quality products and services, which we may not do successfully. To date, we have not engaged in any direct brand promotion activities and this enhances the risk that we may not be able to successfully implement brand enhancement efforts in the future.

We intend to outsource critical billing functions to a third-party provider and, if this is not successfully accomplished, our operations could be disrupted.

We intend to sell our members additional features and services at a nominal charge. We intend to enter into an arrangement to outsource our worldwide billing and collection functions to Verisign, a third-party service provider, and we are currently in the process of implementing this arrangement; however, there can be no assurance that the arrangement will be successfully completed and implemented.

If we do not successfully implement this project, our business, reputation and operating results could be harmed because we have no experience managing and implementing this type of large-scale, cross-functional, international infrastructure project. We also may not be able to integrate our systems and processes with those of the third-party service provider on a timely basis, or at all. Even if this integration is completed on a timely basis, the service provider may not perform to agreed upon service levels. Failure of the service provider to perform satisfactorily could result in customer dissatisfaction, disrupt our operations and adversely affect operating results. If we need to find an alternative source for performing these functions, we may have to expend significant resources to accomplish this which could have a material adverse affect on our operating results.

Our intellectual property rights are valuable and any inability to protect them could reduce the value of our products, services and brand.

Our trademarks, trade secrets, copyrights and other intellectual property rights are important assets of the Company. We also have a patent pending for a method and system for collaboration. We cannot assure you that our patent application will result in any patent being issued or, if issued, that any patent claims will be of sufficient scope or strength to provide any meaningful protection or any competitive advantage to us. There can be no assurance that these protections will be adequate to prevent our competitors from misappropriating our technology or that our competitors will not independently develop technologies that are substantially equivalent or superior to our technology. There are events that are outside of our control that could pose a threat to our intellectual property rights. For example, effective intellectual property protection may not be available in every country in which our products and services are distributed or made available through the Internet. Also, the efforts we have undertaken to protect our proprietary rights may not be sufficient or effective. Any significant impairment of our intellectual property rights could harm our business or our ability to successfully compete. Additionally, protecting our intellectual property rights is costly and time consuming. Any increase in the unauthorized use of our intellectual property could make it more expensive to do business and harm our operating results.

We may be subject to intellectual property rights claims in the future, which may be costly to defend, could require the payment of damages and could limit our ability to use certain technologies in the future.

Companies in the internet, technology and media industries own large numbers of patents, copyrights, trademarks and trade secrets and frequently enter into litigation based on allegations of infringement or other violations of intellectual property rights. As we face increasing competition, the possibility of intellectual property rights claims increases. Our technologies may not be able to withstand any third-party claims or rights against their use. Any intellectual property claims, with or without merit, could be time consuming, expensive to litigate or settle and could divert management resources and attention. An adverse determination also could prevent us from offering our products and services to others and may require that we procure substitute products or services for these members.

With respect to any intellectual property rights claim, we may have to pay damages or stop using technology found to be in violation of a third party’s rights. We may have to seek a license for the technology, which may not be available on reasonable terms and may significantly increase our operating expenses. The technology also may not be available for license to us at all. As a result, we may also be required to develop alternative non-infringing technology, which could require significant effort and expense. If we cannot license or develop technology for the infringing aspects of our business, we may be forced to limit our product and service offerings and may be unable to compete effectively. Any of these results could harm our brand and operating results.

Expansion into international markets is potentially important to achieving our long-term financial and operational goals and we do not have experience operating in foreign jurisdictions.

Expansion into international markets requires management attention and resources. In addition, we face the following risks associated with our potential expansion outside the United States:

•	Challenges caused by distance, language and cultural differences
•	Longer payment cycles in some countries
•	Credit risk and higher levels of payment fraud
•	Legal and regulatory restrictions
•	Currency exchange rate fluctuations
•	Foreign exchange controls that might prevent us from repatriating cash earned in countries outside the United States
•	Political and economic instability and export restrictions
•	Potentially adverse tax consequences
•	Higher costs associated with doing business internationally

These risks could harm our international expansion efforts, which could adversely affect our business prospects and operating results.

If Google, our provider for integrated search, fails to detect click-through fraud, they could lose the confidence of their advertisers, thereby causing our business to suffer.

We are exposed to the risk of fraudulent clicks on ads by persons seeking to increase the advertising fees paid to Google Network members. Google has refunded revenue that their advertisers have paid to them and that was later attributed to click-through fraud and we anticipate they will continue to do so in the future.

Click-through fraud occurs when a person clicks on a Google AdWord ad displayed on a web site in order to generate the revenue share payment to the Google Network member rather than to view the underlying content. If Google is unable to stop this fraudulent activity, these refunds may increase. If Google finds new evidence of past fraudulent clicks, they may have to issue refunds retroactively of amounts previously paid to Google Network members. This could negatively affect our profitability and these types of fraudulent activities could hurt our brand. If fraudulent clicks are not detected, the affected advertisers may experience a reduced return on their investment in Google’s programs because the fraudulent clicks will not lead to potential revenue for the advertisers. This could lead the advertisers to become dissatisfied with Google’s advertising programs, which could lead to loss of advertisers and revenue.

We may not be able to retain our key personnel who we need to succeed and new qualified personnel may be extremely difficult to attract.

We believe that our continued success will depend to a significant extent upon the efforts and abilities of Richard Lusk, our Chief Executive Officer and certain key employees and consultants including, Reid Dabney, Jnan Dash, Daniel O’Shea and J.P. Poveda. Our failure to retain Messrs. Lusk, Dabney, Dash, O’Shea and Poveda, in particular, or to attract and retain additional qualified personnel, could adversely affect our business, financial condition and results of operations. We do not currently carry key-man life insurance on any of our officers.

To manage the expected growth of our operations, we will be required to improve existing or implement new operational and financial systems and procedures and to expand, train and mange our employee base. We will also need to expand our finance, administrative and operations staff. Further, we may be required to enter into relationships with various strategic partners and other third parties necessary to our business. There can be no assurance that our current and planned personnel, systems, procedures and controls will be adequate to support our future operations, that management will be able to hire, train, retain, motivate and manage required personnel or that our management will be able to identify, manage and exploit existing, planned and potential strategic relationships and market opportunities.

We may have difficulty scaling and adapting our infrastructure to accommodate increased traffic and technology advances or changing business requirements, which could lead to the loss of members and cause us to incur expenses to implement infrastructure changes.

To be successful, our network infrastructure has to perform well and be reliable. The greater the user traffic and the greater the complexity of our products and services, the more computing power we will need. We expect to spend substantial amounts to purchase and/or lease data centers and equipment and to upgrade our technology and network infrastructure to handle traffic and to roll out new products and services. If this expansion is not successfully implemented, or if we experience inefficiencies and operational failures during the implementation, the quality of our products and services and our users’ experience could decline. Resulting cost increases, loss of traffic and/or failure to accommodate new technologies or changing business requirements could have a material adverse affect on our operating results and financial condition.

We rely on bandwidth providers, data centers and other third parties for key elements of providing users with our products and services and any failure or interruption in the services and products provided by these third parties could harm our ability to operate our business and damage our reputation.

We rely on third-party vendors, including data center and bandwidth providers. Any disruption in the network access or co-location services provided by these third-party providers or any failure of these third-party providers to handle current or higher volumes of use could adversely impact our business. Any errors, failures, interruptions or delays experienced in connection with these third-party technologies and information services could negatively impact our relationship with users and adversely affect our business operations and could expose us to liabilities to third parties.

Our systems are also heavily reliant on the availability of electricity, which also comes from third-party providers.

Interruption or failure of our information technology and communications systems could impair our ability to effectively provide our products and services. Any damage to or failure of our systems could result in interruptions in service. Interruptions in service could reduce our revenues and profits, and our brand could be damaged. Our systems are vulnerable to damage or interruption from earthquakes, terrorist attacks, floods, fires, power loss, telecommunications failures, computer viruses, computer denial of service attacks and similar events. Our data center is located in an area with a high risk of major earthquakes. Our data center is also subject to break-ins, sabotage and intentional acts of vandalism and to potential disruptions if the operators of these facilities have financial difficulties. Some of our systems are not fully redundant and our disaster recovery planning cannot account for all eventualities. The occurrence of a natural disaster, a decision to close a facility we are using without adequate notice or other unanticipated problems at our data centers could result in lengthy interruptions in our service.

More individuals are using non-PC devices to access the Internet and versions of our messaging and collaboration technology developed for these devices may not be widely adopted by users of these devices.

The number of people who access the internet through devices other than personal computers, including mobile telephones, hand-held calendaring and email assistants and television set-top devices, has increased dramatically in the past few years. The lower resolution, functionality and memory associated with alternative devices make the use of our products and services through such devices difficult. If we are unable to attract and retain a substantial number of alternative device users to our messaging and collaboration services or if we are slow to develop products and technologies that are more compatible with non-PC communications devices, we may fail to capture a significant share of an increasingly important portion of the market for online services.

We may utilize insurance to mitigate certain risks and, to the extent the cost of insurance increases and/or changes in coverage occur, our operating results may be negatively affected.

We may utilize insurance to cover certain potential risks and liabilities. In the current environment, insurance companies are increasingly specific about what they will and will not insure. It is possible that we may not be able to secure sufficient insurance to meet our needs, may have to pay higher than anticipated prices for the coverage or we may not be able to acquire any insurance for certain types of business risk. Additionally, we may elect to decline insurance coverage in certain instances and this could leave us exposed to potential claims. If we were found liable for a significant claim in the future, our operating results could be negatively impacted.

Our business depends on increasing use of the internet by users searching for information and advertisers marketing products and services.

Our future success is partially dependent on the continued growth and maintenance of the internet infrastructure. This includes maintenance of a reliable network backbone with the necessary speed, data capacity and security for providing reliable internet services. Internet infrastructure may be unable to support the demands placed on it if the number of internet users continues to increase or if existing or future internet users access the internet more often or increase their bandwidth requirements. In addition, viruses, worms and similar programs may harm the performance of the internet. The internet has experienced a variety of outages and other delays as a result of damage to portions of its infrastructure, and it could face outages and delays in the future. These outages and delays could reduce the level of internet usage as well as our ability to provide our products and services.

Management’s Discussion and Analysis or Plan of Operation

GENERAL

The following presentation of Management’s Discussion and Analysis has been prepared by internal management and should be read in conjunction with the financial statements and notes thereto included in this Current Report on Form 8-K. Except for the historical information contained herein, the discussion in this report contains certain forward-looking statements that involve risks and uncertainties, such as statements of our business plans, objectives, expectations and intentions as of the date of this filing. The cautionary statements about reliance on forward-looking statements made earlier in this document should be given serious consideration with respect to all forward-looking statements wherever they appear in this report, notwithstanding that the “safe harbor” protections available to some publicly reporting companies under applicable federal securities law do not apply to us as an issuer of penny stocks. Our actual results could differ materially from those discussed here. Factors that could cause differences include, among the other factors referenced elsewhere in this Report, those discussed under the heading “Risk Factors” earlier in this document.

We are a public company whose common stock is quoted on the OTC Bulletin Board under the symbol “EXSM.” We were formerly engaged in the business of distributing golf-related merchandise in the retail golf industry. As part of our effort to raise additional working capital to execute our business plan, we ceased operations. On February 6, 2006 we entered into an Agreement and Plan of Merger (the “Plan” or “Merger”) with Taskport, Inc., a California corporation principally engaged in the development of a proprietary, web-based software system which is a free and easy way to use online service that combines email, instant messaging, shared folders, document management, calendar, contacts, and task management applications into one seamless interface. Immediately prior to the merger, we had 100,000,000 shares authorized and 2,139,900 shares issued and outstanding. Pursuant to the merger, all of the 22,828,430 outstanding shares of Taskport were exchanged for shares of the Company on a 1 for 1 basis for a total of 24,968,330 shares of common stock issued and outstanding. Immediately after the merger, all then existing officers and directors of our Company resigned and the management of Taskport were elected and appointed to such positions; thereby effecting a change of control. Although Taskport became our wholly-owned subsidiary following the transaction, because the transaction resulted in a change of control, the transaction was recorded as a “reverse merger” whereby Taskport was considered to be our accounting acquirer. We simultaneously changed our name to Foldera, Inc. Thereafter, we began engaging in the development of a proprietary, web-based software system called Taskport.

After the merger, we are a proprietary, web-based software system provider. Our strategy has been to further develop our proprietary Taskport software product. (See “Description of Business”).

Financial Condition and Results of Operations for the fiscal year ended December 31, 2004

For an understanding of the significant factors that influenced our performance during the past two fiscal years, the following discussion should be read in conjunction with our consolidated financial statements presented in this Form 8-K. Readers are also directed to the factors set forth in “Risk Factors – Risks Relating to Our Business” for a discussion of certain factors that may adversely affect our business, operations and financial condition.

The following table sets forth certain of our historical statement of operations data for the periods indicated, expressed in dollars, for our fiscal years ended December 31, 2004 and 2003, respectively.

Revenues

Net Revenues for both of the years ended December 31, 2004 and December 31, 2003 were zero.

Cost of Sales

Cost of sales for both of the years ended December 31, 2004 and December 31, 2003 were zero.

Gross Profits

With zero revenue and zero cost of sales, overall gross profits for both of the years ended December 31, 2004 and December 31, 2003 were also zero.

Operating Expenses

Total operating expenses for the year ended December 31, 2004 increased to $2,589,843 from $1,132,625 for the year ended December 31, 2003. The overall increase in expenses of approximately $1,457,218, or approximately 129% over the prior year is due to the increase in our payroll, communications and travel expenses.

Operating Loss/Net Loss

Our operating loss and net loss for the year ended December 31, 2004 increased to $2,589,843 and $2,591,239 from $1,132,625 and $1,134,387 for the year ended December 31, 2003. The increase in operating loss of $1,457,218 and net loss $1,456,852 over our prior year is primarily due to an increase in our payroll, communications and travel expenses.

Assets

Assets increased by $14,755, or approximately 33.3%, from $44,393 as of December 31, 2003 to $59,148 as of December 31, 2004. This increase was due primarily to the acquisition of additional equipment under capital lease and expanded cash and cash equivalents balances.

Liabilities

Total liabilities increased by $135,019, or approximately 106%, from $127,128 as of December, 31, 2003 to $262,147 as of December 31, 2004. The increase was due primarily to an increase in accrued expenses and the initiation of capital lease obligations.

Stockholders’ Deficit

Stockholders’ deficit increased by $120,264 from $82,735 as of December 31, 2003 to $202,999 as of December 31, 2004, due primarily to a net loss during 2004.

Liquidity and Capital Resources

General

Overall, we had positive cash flows of $10,600 for the twelve months ended December 31, 2004 resulting from $812,120 of cash used in our operating activities and $822,720 of cash provided by our financing activities.

Cash Flows from Operating Activities

Net cash used in operating activities of $812,120 for the twelve months ended December 31, 2004 was primarily attributable to a net loss of $2,591,239, adjustments to reconcile net loss to net cash, principally the issuance of stock for services of $855,806, the issuance of stock for compensation of $782,418, accrued expenses of $118,740 and depreciation and amortization expense of $8,954.

Cash Flows from Financing Activities

Net cash of $822,720 generated in financing activities in the twelve months ended December 31, 2004 was primarily due to the issuance of shares to related and third parties for cash.

Financing

As previously discussed, in the twelve months ended December 31, 2004, our funds from operations were insufficient to fund our daily operations. Therefore, we were required to seek additional funds either through debt or equity financing to finance these debts and contingencies. Failure to raise additional funds could have a material adverse effect on our long-term operations and viability.

Internal Sources of Liquidity

For the twelve months ended December 31, 2004, the funds generated from our operations were insufficient to fund our daily operations. There is no assurance that funds from our operations will meet the requirements of our daily operations in the future. In the event that funds from our operations will be insufficient to meet our operating requirements, we will need to seek other sources of financing to maintain liquidity. (See Risk Factors).

External Sources of Liquidity

The Company actively pursue all potential financing options as it look to secure additional funds to both stabilize and grow our business operations. Our management will review any financing options at their disposal, and will judge each potential source of funds on its individual merits. There can be no assurance that the Company will be able to secure additional funds from debt or equity financing, as and when the Company need to, or if it can, that the terms of such financing will be favorable to us or our existing stockholders.

During 2004, the Company issued 821,600 shares of stock for cash. During 2003, the Company issued 442,800 shares of stock for cash.

During 2004, the Company entered into three capital leases with an equipment supplier in the amount of $16,174, of which $14,279 was outstanding at the end of the fiscal year. The Company had no capital leases on our financial statements during 2003.

At the end of 2004, the Company had $2,000 payable to a related party. During 2003, there were no payables to related parties on our financial statements.

Inflation

Management believes that inflation has not had a material effect on our results of operations, and does not expect that it will in fiscal years 2004 and 2005, except that rising oil and gas prices may materially and adversely impact the economy generally.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Financial Condition and Results of Operations for the nine month period year ended September 30, 2005

For an understanding of the significant factors that influenced our performance during the past two fiscal years, the following discussion should be read in conjunction with our consolidated financial statements presented in this Form 8-K. Readers are also directed to the factors set forth in “Risk Factors – Risks Relating to Our Business” for a discussion of certain factors that may adversely affect our business, operations and financial condition.

The following table sets forth certain of our historical statement of operations data for the periods indicated, expressed in dollars, for our fiscal nine month period ended September 30, 2005 and 2004, respectively.

Revenues

Net Revenues for both of the nine-month periods ended September 30, 2005 and September 30, 2004 were zero.

Cost of Sales

Cost of sales for both of the nine-month periods ended September 30, 2005 and September 30, 2004 were zero.

Gross Profits

With zero revenue and zero cost of sales, overall gross profits for both of the nine-month periods ended September 30, 2005 and September 30, 2004 were also zero.

Operating Expenses

Total operating expenses for the nine-month period ended September 30, 2005 increased to $1,975,573 from $1,955,348 for the nine-month period ended September 30, 2004. The overall increase in expenses of approximately $20,225, or approximately 1% over the prior year period is due to the increase in our payroll, legal, communications and travel expenses.

Operating Loss/Net Loss

Our operating loss and net loss for the nine-month period ended September 30, 2005 increased to $1,975,573 and $2,000,864 from $1,955,348 and $1,956,481 for the nine-month period ended September 30, 2004. The increase in operating loss of $20,225 and net loss of $44,383 over our prior year period is primarily due to an increase in our payroll, legal, communications and travel expenses and loss on settlement of debt.

Assets

Assets increased by $939,089, or approximately 1,488%, from $59,148 as of December 31, 2004. This increase was due primarily to the acquisition of additional equipment and expanded cash and cash equivalents balances.

Liabilities

Total liabilities increased by $286,239, or approximately 9%, from $262,147 as of December 31, 2004. The increase was due primarily to an increase in accrued expenses.

Stockholders’ Equity

Stockholders’ equity increased by $855,848 from ($202,999) as of December 31, 2004, due primarily to increased financing activity that more than offset a net loss during the nine-month period ended September 30, 2005.

Liquidity and Capital Resources

General

Overall, we had positive cash flows of $546,731 for the nine months ended September 30, 2005 resulting from $1,218,460 of cash used in our operating activities and $2,010,339 of cash provided by our financing activities.

Cash Flows from Operating Activities

Net cash used in operating activities of $1,218,460 for the nine months ended September 30, 2005 was primarily attributable to a net loss of $2,000,864, adjustments to reconcile net loss to net cash, principally the issuance of stock for services of $327,200, the issuance of stock for compensation of $421,031, depreciation and amortization expense of $29,483, loss on the settlement of a debt of $21,960 and accrued expenses of $100,275.

Cash Flows from Financing Activities

Net cash of $2,010,339 generated in financing activities in the nine months ended

September 30, 2005 was primarily due to the issuance of shares to related and third parties for cash.

Financing

As previously discussed, in the nine months ended September 30, 2005, our funds from operations were insufficient to fund our daily operations. Therefore, we were required to seek additional funds either through debt or equity financing to finance these debts and contingencies. Failure to raise additional funds could have a material adverse effect on our long-term operations and viability.

Internal Sources of Liquidity

For the nine months ended September 30, 2005, the funds generated from our operations were insufficient to fund our daily operations. There is no assurance that funds from our operations will meet the requirements of our daily operations in the future. In the event that funds from our operations will be insufficient to meet our operating requirements, we will need to seek other sources of financing to maintain liquidity. (See Risk Factors).

External Sources of Liquidity

The Company will actively pursue all potential financing options as it looks to secure additional funds to both stabilize and grow our business operations. Our management will review any financing options at their disposal and will judge each potential source of funds on its individual merits. There can be no assurance that the Company will be able to secure additional funds from debt or equity financing, as and when the Company needs to, or if it can, that the terms of such financing will be favorable to us or our existing stockholders.

During the nine-month period ended September 30, 2005, the Company issued 2,467,085 shares of stock for cash.

As of September 30, 2005, the Company had entered into four capital leases with an equipment supplier in the amount of $25,495, of which $16,982 was outstanding as of September 30, 2005.

As of September 30, 2005, the Company had $1,750 payable to a related party.

Inflation

Management believes that inflation has not had a material effect on our results of operations, and does not expect that it will in fiscal years 2005 and 2006, except that rising oil and gas prices may materially and adversely impact the economy generally.

Forward Looking Statements

This Management’s Discussion and Analysis of Financial Condition and Results of Operations include a number of forward-looking statements that reflect our management’s current views with respect to future events and financial performance. Those statements include statements regarding our intent, belief or current expectations, and those of members of our management team, as well as the assumptions on which such statements are based. Prospective investors are cautioned that any such forward-looking statements are not guarantees of future performance and involve risk and uncertainties, and that actual results may differ materially from those contemplated by such forward-looking statements. Readers are urged to carefully review and consider the various disclosures made by us throughout this Report, as well as in our other reports filed with the Securities and Exchange Commission. Important factors currently known to Management could cause actual results to differ materially from those in forward-looking statements. The Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes in future operating results over time. The Company believes that its assumptions are based upon reasonable data derived from and known about our business and operations. No assurances are made that actual results of operations or the results of any future activities will not differ materially from our assumptions.

Since our trading shares are classified as “penny stocks”, the Company is not entitled to rely upon the “Safe Harbor” provisions adopted by the SEC under the Exchange Act with respect to Forward Looking Statements. Nevertheless, investors are urged to give serious consideration to those factors which the Company has identified as outside of our control, and the consequences to us and our investors if our anticipated results do not come to pass as expected as a result of material deviations which may occur from the assumptions the Company has relied upon in making Forward-Looking Statements.

Off-Balance Sheet Arrangements

The Company does not have any off-balance sheet arrangements.

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth certain information regarding the beneficial ownership of the Company’s outstanding common stock as of the date of this report (after giving effect to the Merger) by (i) each person who is known by the Company to own beneficially more than 5% of the Company’s outstanding common stock; (ii) each of the Company’s executive officers and directors; and (iii) all of the Company’s executive officers and directors as a group. Except as otherwise indicated, the beneficial owners of the common stock listed below, based on information furnished by such owners, have sole investment and voting power with respect to such shares, subject to community property laws where applicable.

Name and address of Beneficial Owner	Number of Shares of Common Stock Beneficially Owned(1)	Percentage of Shares of Common Stock Outstanding(2)

Richard Lusk (3)	13,791,471	55.2%
Suyen Castellon(3)	13,791,471	55.2%
Reid Dabney	0	* %
Daniel O’Shea	556,193	2.2%
Jean Pierre Poveda	556,193	2.2%
All executive officers and directors as a group (5 persons)(3)	14,903,857	59.6%

* Less than 1%

(1) Beneficial ownership is determined in accordance with SEC rules, and includes any shares as to which the stockholder has sole or shared voting power or investment power and also any shares which the stockholder has the right to acquire within 60 days of the date hereof, whether through the exercise or conversion of any stock option, convertible security, warrant or other right.

(2) Outstanding shares excludes up to 200,000 shares issuable to Jnan Dash and 75,000 shares issuable to CFO 911 pursuant to the agreements with them described in Certain Relationships and Related Transactions.

(3) Includes a total of 13,791,471 shares held by the Lusk Family Trust. Richard Lusk and his wife, Suyen Castellon, are co-trustees of the trust.

MANAGEMENT

Directors and Executive Officers

The following table sets forth the name and position of each of the directors and executive officers of Taskport.

Name	Age	Positions

Richard Lusk	50	President, Chief Executive Officer and Director

Suyen Castellon	33	Director and Secretary

Reid Dabney	54	Senior Vice President and Chief Financial Officer

Daniel O’Shea	23	Senior Vice President and Chief Experience Officer

Jean-Pierre Poveda	29	Senior Vice President and Chief Technology Officer

The biographies of the directors and executive officers listed above are set forth below.

Richard Lusk – Mr. Lusk has been the Chief Executive Officer, President and a Director of Taskport since he founded Taskport in 2001. Mr. Lusk is responsible for the overall vision of our company, including corporate objectives, initiatives, policies, strategic business development and high-level direction of the software development effort. From January 1999 to March 2001, Mr. Lusk was cofounder of Predictive Technologies and a founding shareholder of OANDA, a currency conversion web site. OANDA has won wide acclaim as the best source for foreign exchange rates with over 13,000 customers including AOL, Travelocity, American Express, FedEx and Microsoft. Mr. Lusk has been an active angel investor and a founding partner of Platform Technologies, a New York-based software company that develops electronic trading solutions. Mr. Lusk has experience in software related mergers and acquisitions. In addition to his technology-related endeavors, Mr. Lusk has enjoyed a successful 20-year career operating high-end residential specialty construction businesses.

Suyen Castellon – Ms. Castellon has been a Director and Secretary of Taskport since April 2001. Prior to Taskport, Ms. Castellon was an Administrative Assistant to the CEO at Custom Branded Networks, from January 1996 to April 2001. Suyen Castellon is married to Richard Lusk, our company’s CEO, President and Director.

Reid Dabney – Mr. Dabney has been Taskport’s Chief Financial Officer since March 2005. Since July 2003, Mr. Dabney has been engaged by CFO 911 as a business and financial consultant. During the same period, Mr. Dabney also served as Vice President of National Securities, a broker-dealer firm specializing in raising equity for private operating businesses that have agreed to become a public company through a reverse merger transaction with a publically traded shell company. From June 2002 to January 2003, Mr. Dabney was the chief financial officer of House Ear Institute in Los Angeles, California, from March 2001 to June 2002, he was senior vice president of Gerard Klauer Mattison, a New York based broker-dealer firm and from January 2000 to March 2001, he was the senior vice president of Ladenburg Thalmann, a broker-dealer firm. Mr. Dabney received a Bachelor of Arts degree from Claremont McKenna College and a Masters of Business Administration, Finance degree from the University of Pennsylvania’s Wharton School.

Daniel O’Shea – Mr. O’Shea has been Taskport’s Chief Information Architect and the Senior Engineer over GUI Development since joining the Company in April 2001. As a founding member, Mr. O’Shea was Taskport’s first software developer. Mr. O’Shea has been an instrumental contributor to the requirements, design, architecture and implementation of the Taskport application. He has been responsible for integrating a usability engineering lifecycle into the development process to ensure that the application will meet the need of its users. Furthermore, Mr. O’Shea has played a key role in the development of corporate policy and procedure, which has made it possible to efficiently develop the Taskport application. Prior to joining Taskport, Mr. O’Shea developed expertise in Human/Computer Interaction and Application Usability Engineering from January 1999 to April 2001 as an independent technology consultant, working with clients like Mercedes Benz, as well as with a variety of small-to-medium sized businesses.

Jean-Pierre Poveda – Mr. Poveda has been the Taskport’s Chief Software Architect over Core Development and Production Services since February 2002. As a founding member, and the second developer to join the Taskport product development family, Mr. Poveda has played a key role in the design, architecting and implementation of the Taskport application. He has also played a central role in project management, feature development and cultivating relationships and alliances with various technology partners and business partners, as well as in the budgeting and financial planning of development and production services. Mr. Poveda has also been the primary architect of Taskport’s horizontal scaling, server architecture and works with Taskport’s patent and intellectual property counsel to protect intellectual properties. Prior to joining Taskport, Mr. Poveda had 11 years of experience in application development, technology infrastructure analysis and organizational leadership. This technical and organizational experience includes development and support for Toyota Motor Sales from January 2001 to February 2002. From January 1998 to January 2001, Mr. Poveda managed and maintained network infrastructure and designed and developed database solutions for Four Square International. Prior to that Mr. Poveda had four years of experience as a technology consultant to various medical and legal firms, numerous technical accreditations from Microsoft and Cisco and international consulting work in Mexico, Guatemala, South Africa, Malawi, Mozambique and Zambia.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the cash and non-cash compensation awarded to or earned by (i) each individual serving as chief executive officer of Taskport during the fiscal year ended December 31, 2005; and (ii) each other individual that served as an executive officer of Taskport at the conclusion of the fiscal year ended December 31, 2005 and who received in excess of $100,000 in the form of salary and bonus during such fiscal year (collectively, the “named executives”).

Long-Term
Compensation

                                                                               Annual Compensation                                               Awards

Name and Principal Position	Year	Salary ($)	Bonus($)	Other Annual Compensation($)	Securities Underlying Options(#)
Richard Lusk Chief Executive Officer Daniel O’Shea Chief Experience Officer Jean-Pierre Poveda Chief Technology Officer	2005 2005 2005	$182,704 $101,155 $101,155	-0- -0- -0-	$62,500(1) $75,762(2) $150,508(3)	-0- -0- -0-

(1)	Mr. Lusk was issued 62,500 shares of Taskport common stock, which Taskport valued at $1.00 per share, as compensation for his services from January 1 to May 31, 2005.
(2)	Mr. O’Shea was issued 75,762 shares of Taskport common stock, which Taskport valued at $1.00 per share, as compensation for his services from January 1 to May 31, 2005.
(3)	Mr. Poveda was issued 150,508 shares of Taskport common stock, which Taskport valued at $1.00 per share, as compensation for his services from January 1 to May 31, 2005.

Employment Agreements

The Company is not currently a party to any employment agreements with any of its executive officers.

Stock Option Plan

The Board of Directors of Taskport has adopted and approved the 2005 Stock Option Plan (the “Plan”). The Plan has 3,000,000 shares authorized for issuance.

As of the date hereof, options to purchase 2,225,000 shares of common stock were outstanding under the Plan, 775,000 shares were available for option grants and no options had been exercised.

The Plan is currently administered by the Board of Directors, which has the authority to select individuals who are to receive options (incentive or nonqualified) under the Plan and to specify the terms and conditions of each option to be granted, the number of shares of common stock subject to stock options, the exercise price, the vesting provisions and other terms and conditions relating to each option grant. Options granted under the Plan are not generally transferable by the optionee except by will or the laws of descent and distribution and generally are exercisable during the lifetime of the optionee only by such optionee.

The Plan will remain in effect for 10 years after the date of its adoption by Taskport’s Board of Directors. The Plan may be amended by the Board of Directors without the consent of stockholders, except that any amendment, although effective when made, will be subject to stockholder approval if required by any Federal or state law or regulation or by the rules of any stock exchange or any automated quotation system on which our common stock may then be listed or quoted. The number of shares reserved under the Plan and the number of shares subject to outstanding options or other awards are subject to adjustment in the event of stock splits, stock dividends and other extraordinary corporate events. The Plan was approved by the stockholders of Taskport.

Certain Relationships and Related Transactions

As of December 31, 2001, Taskport consummated an agreement with Exteriorarts, Inc., a corporation controlled by Richard Lusk, pursuant to which Taskport acquired from Exteriorarts all technology, intellectual property, research and development, sample code and marketing material related to the business currently operated by Taskport in exchange for the issuance of 625,000 shares of Taskport’s common stock. Taskport also agreed to issue to Exteriorarts in the future one share of Taskport’s common stock for each dollar that Exteriorarts invested in or advanced to Taskport or paid to Taskport’s creditors on Taskport’s behalf. Since the date of the agreement through May 31, 2005, Exteriorarts advanced to Taskport or made payments to Taskport’s creditors on behalf of Taskport or provided consulting services to Taskport in the total amount of $2,470,638 and in consideration therefor, Taskport has issued to Exteriorarts a total of 2,470,638 shares of common stock. Since June 1, 2005, Exteriorarts loaned a total of $102,300 to Taskport which has been repaid.

Richard Lusk and/or Exteriorarts signed the lease of the facility Taskport formerly occupied and various leases for computer equipment used by Taskport.

Taskport issued a total of 812,500 shares of common stock to Richard Lusk as compensation in lieu of cash for his services through May 31, 2005.

In March, 2004, Taskport entered into a consulting agreement with Jnan Dash, Taskport’s Chief Technology Evangelist, pursuant to which Taskport agreed to pay him a fee of $10,000 per month commencing upon receipt by Taskport of at least $3,000,000 of financing, and further agreed to issue to him 50,000 shares of common stock upon commencement, an additional 75,000 shares upon Taskport’s receipt of at least $3,000,000 of financing, and up to an additional 175,000 shares in increments upon achievement by Taskport of certain milestones pertaining to the successful beta launch of Taskport’s Taskport service, the successful production launch of the Taskport service and the receipt of subscriptions from 1,000,000 users of the Taskport service. The agreement may be terminated at any time by either party.

In March, 2005, Taskport entered into an engagement agreement with CFO 911 pursuant to which CFO 911 agreed to provide services to Taskport including assistance in completing Taskport’s business plan and performing due diligence on Taskport’s financial projections for reasonableness and accuracy from a financial investor’s perspective. The Company agreed to pay CFO 911 a total of $10,000 for these services. The Company may engage CFO 911 to perform other services, including assistance in connection with a proposed reverse merger with a company whose shares trade on the OTC Bulletin Board, for which CFO 911 will be compensated in cash and/or up to 75,000 shares of Taskport’s common stock. Reid Dabney, Taskport’s Chief Financial Officer, is associated with CFO 911, and is the brother of Neil Dabney, who is associated with Brookstreet Securities Corporation, the managing dealer of a prior private placement by Taskport.

On June 30, 2005, Richard Lusk purchased 3,095,638 shares of Taskport’s common stock from Exteriorarts, Inc., which constituted all of the shares of Taskport’s common stock owned by Exteriorarts, Inc.

DESCRIPTION OF SECURITIES

The Company’s Articles of Incorporation authorize the issuance of 100,000,000 shares of common stock, par value $0.001 per share. As of the date of this report, there were 24,968,330 shares of common stock outstanding. The holders of common stock are entitled to one vote per share on all matters submitted to a vote of stockholders, and such holders do not have the right to cumulate their votes in the election of directors. The holders of common stock are entitled to any dividends that may be declared by the Board of Directors out of funds legally available therefor subject to the prior rights of holders of any outstanding shares of preferred stock and any contractual restrictions the Company has against the payment of dividends on common stock. In the event of the Company’s liquidation or dissolution, holders of common stock are entitled to share ratably in all assets remaining after payment of liabilities and the liquidation preferences of any outstanding shares of preferred stock. Holders of common stock have no preemptive or subscription rights and no right to convert their common stock into any other securities.

The transfer agent and registrar for the Company’s common stock is Holladay Stock Transfer, 2939 N. 67th Place, Suite C, Scottsdale, Arizona 85251.

MARKET FOR COMMON EQUITY AND OTHER SHAREHOLDER MATTERS

The Company’s common stock has been approved for trading on the OTC Bulletin Board under the symbol EXSM.OB. There has been no active trading market for our common stock. As a result of changing the Company’s corporate name to Foldera, Inc., we expect that our trading symbol will change to reflect our new corporate name.

We have never paid any cash dividends on our common stock and we anticipate that, for the foreseeable future, no cash dividends will be paid on our common stock.

RECENT SALES OF UNREGISTERED SECURITIES

The following summarizes all sales of unregistered securities by Taskport since January 1, 2002.

Through May 31, 2005, Taskport sold 465,536 shares to a total of 20 investors for an aggregate purchase price of $444,036. For these issuances, Taskport relied on the exemption from the registration requirement of the Securities Act provided by Rule 504 of Regulation D. The shareholders represented their intention to acquire the shares for investment only and not with a view to distribution thereof. The offer and sales were made without any advertising or general solicitation, and all stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. All investors either received information about Taskport or had adequate access through employment or other relationship to obtain information about Taskport.

Through May 31, 2005, Taskport issued a total of 812,500 shares to Richard Lusk, a director and chief executive officer of Taskport, as compensation in lieu of cash for his services. Taskport placed a value of $1.00 on each share issued. For these issuances, Taskport relied on the exemption from the registration requirement of the Securities Act provided by Section 4(2).

Through May 31, 2005, Taskport issued a total of 2,470,638 shares to Exteriorarts, Inc., a corporation controlled by Richard Lusk, in consideration for funds advanced to Taskport or paid to Taskport’s creditors on behalf of Taskport and for consulting services to Taskport in the total amount of $2,470,638. For these issuances, Taskport relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2).

Through May 31, 2005, Taskport issued a total of 2,034,281 shares to officers, employees and consultants. Taskport placed a value of $1.00 on each share issued. For the issuances of these shares, Taskport relied on the exemption from the registration requirement of the Securities Act provided by Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefit plans and contracts relating to compensation.

From January 1, 2006 through the date hereof, Taskport issued to its employees, officers, directors and consultants options to purchase a total of 2,225,000 shares of common stock at an exercise price of $2.00 per share. For the issuance of these options, Taskport relied on the exemption from the registration requirements of the Securities Act provided by Rule 701 promulgated under Section 3(b) of the Securities Act as transactions pursuant to compensation benefit plans and contracts relating to compensation.

In May 2005, Taskport issued to the law firm of St.George and Carnegie, warrants to purchase an aggregate of 512,320 shares of common stock at an exercise price of $.25 per share. In June 2005, Taskport issued to the law firm of Day & Campbell, LLP warrants to purchase 10,000 shares of common stock at an exercise price of $1.00 per share. For these issuances, Taskport relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2).

From June, 2005 through February 2006, Taskport sold a total of 6,300,475 shares of its common stock for aggregate consideration of $10,552,850 in two private placement offerings in which Brookstreet Securities Corporation acted as managing dealer. For these issuances, Taskport relied on the exemption from the registration requirement of the Securities Act provided by Rule 506 of Regulation D. The shares were sold and issued exclusively to accredited investors (as such term is defined in Rule 501(a) of Regulation D). The investors represented their intention to acquire the shares for investment only and not with a view to distribution thereof. The offer and sales were made without any advertising or general solicitation, and all stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom. Taskport paid commissions to the managing dealer in the aggregate amount of $1,371,870, and issued warrants to the managing dealer to purchase 307,215 shares of Taskport common stock at a price of $1.00 per share and 637,856 shares of Taskport common stock at a price of $2.00 per share.

The following summarizes all sales of unregistered securities by Expert Systems, Inc. prior to and including the closing of the Merger, and the information reflects a 2.5 for 1 stock split effected on December 30, 2005.

In July 2002, Expert Systems, Inc. (now known as Foldera, Inc.) issued 12,500,000 shares of common stock to Brandon Winton, an officer and director, for services performed valued at $5,000. In December, 2003, Expert Systems, Inc. issued 12,500,000 shares of common stock to William Griffin, an officer and director, for services performed valued at $5,000 (12,187,500 of the shares issued to Mr. Griffin were subsequently cancelled by Expert Systems, Inc. in November 2004). For these issuances, Expert Systems, Inc. relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2).

In December 2003, Expert Systems, Inc. sold 625,000 shares of common stock to Corporate Communications Network for $10,000 cash. In May 2004, Expert Systems, Inc. sold 312,500 shares of common stock to Lynn-Cole Capital for $5,000 cash. For these issuances, Expert Systems, Inc. relied on the exemption from the registration requirements of the Securities Act provided by Section 4(2). The offers and sales were made without any advertising or general solicitation, and all stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

In connection with the Merger, Expert Systems, Inc. issued an aggregate of 22,828,430 shares of its common stock to the former holders of Taskport common stock and other securities having the right to purchase an additional 3,967,391 shares of its common stock. For these issuances, Expert Systems relied on the exemption from the registration requirement of the Securities Act provided by Rule 506 of Regulation D. All of the stockholders of Taskport who received such shares in connection with the Merger were either accredited investors (as that term is defined in Rule 501(a) of Regulation D), or alone or through a purchaser representative had such knowledge and experience in financial and business matters as to be capable of evaluating the risks of the investment, and all of whom received information regarding Expert Systems, Taskport and the Merger transaction. All stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

The Company’s Articles of Incorporation provide for the indemnification of its directors to the full extent permitted by Nevada law. Nevada law includes provisions for mandatory indemnification of directors and officers, to the extent they have been successful on the merits or otherwise in defense of an action, suit or proceeding brought against them by reason of their serving or having served as directors or officers, against expenses, including attorney’s fees, actually and reasonably incurred by them in connection with the defense. Nevada law and the Company’s Bylaws include provisions for discretionary indemnification of directors and officers against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by them in an action, suit or proceeding, provided it is determined that they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the Company, and in any criminal action, that they had no reasonable cause to believe their conduct was unlawful.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling the Company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our Company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Item 3.02	Unregistered Sales of Equity Securities

As disclosed under Item 2.01 above, in connection with the Merger, the Company issued an aggregate of 22,828,430 shares of its common stock to the former holders of Taskport common stock, and other securities having the right to purchase an additional 3,967,391 shares of its common stock, all of which were unregistered. For these issuances, the Company relied on the exemption from the registration requirement of the Securities Act provide by Rule 506 of Regulation D. All of the stockholders of Taskport who received such unregistered shares in connection with the Merger were either accredited investors (as that term is defined in Rule 501(a) of Regulation D), or alone or through a purchaser representative had such knowledge and experience in financial and business matters as to be capable of evaluating the risks of the investment, and all of whom received information regarding the Company, Taskport and the Merger transaction. All stock certificates bear a restrictive legend stating that the shares have not been registered under the Securities Act and cannot be sold or otherwise transferred without an effective registration or an exemption therefrom.

Item 5.01	Changes in Control of Registrant

The disclosures set forth in Item 2.01 above are hereby incorporated by reference into this Item 5.01.

Item 5.02              Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

The disclosures set forth in Item 2.01 above regarding the reconstitution of our Board of Directors, the resignation of our executive officers and the appointment of new executive officers, are hereby incorporated by reference into this Item 5.02.

Item 5.03	Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year

On or about February 13, 2006, following completion of the Merger, the Company, after receiving written consent from holders of more than 50% of the outstanding shares of its Common Stock, filed an amendment to its Articles of Incorporation, a copy of which is filed herewith as Exhibit 3.1, changing its name to Foldera, Inc.

Item 5.06	Change in Shell Company Status

As disclosed in item 2.01 above, pursuant to the terms of an Agreement and Plan of Merger dated as of February 6, 2006 (the “Merger Agreement”) by and among Expert Systems, Inc. (now known as Foldera, Inc.) (the “Company”), EXSI Acquisition Corp., a wholly owned subsidiary of the Company (“Merger Sub”) and Taskport, Inc. (“Taskport”), the Company acquired Taskport. The acquisition took the form of a merger whereby Merger Sub merged with and into Taskport with Taskport surviving as a wholly-owned operating subsidiary of the Company (the “Merger”). The Merger was effective as of February 13, 2006, upon the filing of an agreement of merger with the California Secretary of State. After completion of the Merger the Company filed an amendment to its Articles of Incorporation changing its name to Foldera, Inc.

The disclosures set forth in Item 2.01 regarding the material terms of the Merger are hereby incorporated by reference into this Item 5.06.

Item 8.01	Other Events

Upon completion of the Merger, the Company changed its corporate headquarters and the location of its principal executive offices to 17011 Beach Blvd., Suite 1500, Huntington Beach, California 92647. The Company’s new telephone number is (714) 766-8700.

Item 9.01	Financial Statements and Exhibits

(a)    As a result of its acquisition of Taskport described in Item 2.01 above, the Company is filing Taskport’s audited and unaudited financial statements as Exhibit 99.1 to this report.

(b)    As a result of its acquisition of Taskport described in Item 2.01 above, the Company is filing certain proforma financial information as Exhibit 99.2 to this report.

(c)	Exhibits

Exhibit	Description
2.1

Agreement and Plan of Merger dated February 6, 2006 by and among Expert Systems, Inc., a Nevada corporation, EXSI Acquisition Corp., a California corporation and wholly owned subsidiary of Expert Systems, Inc., and Taskport, Inc., a California corporation.

3.1	Amendment to Articles of Incorporation of Expert Systems, Inc. changing name to Foldera, Inc.
10.1	Form of Registration Rights Agreement with certain stockholders.
10.2	Form of Warrant Agreement with Brookstreet Securities Corporation.
99.1	Audited and unaudited financial statements of Taskport, Inc.
99.2	Proforma unaudited combined financial statements.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXPERT SYSTEMS, INC.

Date: February 13, 2006	By:/s/ Richard Lusk
Richard Lusk, Chief Executive Officer

EXHIBIT INDEX

2.1

Agreement and Plan of Merger dated February 6, 2006 by and among Expert Systems, Inc., a Nevada corporation, EXSI Acquisition Corp., a California corporation and wholly owned subsidiary of Expert Systems, Inc., and Taskport, Inc., a California corporation.

3.1	Amendment to Articles of Incorporation of Expert Systems, Inc. changing name to Foldera, Inc.
10.1	Form of Registration Rights Agreement with certain stockholders.
10.2	Form of Warrant Agreement with Brookstreet Securities Corporation.
99.1	Audited and unaudited financial statements of Taskport, Inc.
99.2	Proforma unaudited combined financial statements.